EXHIBIT 10.1

Execution Copy

CONTRIBUTION, CONVEYANCE AND

ASSUMPTION AGREEMENT

i

SCHEDULES, EXHIBITS AND ANNEX

SCHEDULE 2.1	Procurement LLC Assets
SCHEDULE 2.2	Wood LLC Assets
SCHEDULE 2.3	Forest Operations LLC Assets
SCHEDULE 2.4	Properties LLC Assets
SCHEDULE 2.5	Fibers LLC Assets
SCHEDULE 2.6	Wood Products LLC Assets
SCHEDULE 2.10	Southeast Assets
SCHEDULE 2.13	Cutting Rights
SCHEDULE 2.14(a)	Contributed Subsidiaries
SCHEDULE 2.14(b)	Contributed Assets
SCHEDULE 3.1(a)	Rayonier Indebtedness
SCHEDULE 3.1(b)	Rayonier Obligations
SCHEDULE 3.2	RTOC Indebtedness

ii

Exhibit A	Form of Guarantee to SunTrust Bank For Nassau County Bonds
Exhibit B	Form of Guarantee to Bank of America for Nassau County Bonds
Exhibit C	Form of Guarantee to Nassau County Bondholders
Exhibit D	Form of Guarantee to SunTrust Bank For Wayne County Bonds
Exhibit E	Form of Guarantee to Wayne County Bondholders

Annex A	Subordination Provisions

iii

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of the 18th day of December, 2003, by and among Rayonier Inc., a North Carolina corporation (“Rayonier”), Rayonier Timberlands Operating Company, L.P., a Delaware limited partnership (“RTOC”), Rayonier Timberlands, L.P., a Delaware limited partnership (“MLP”), Rayonier Timberlands Management, LLC, a Delaware limited liability company (“RTM LLC”), Rayonier Forest Resources, LLC, a Delaware limited liability company (“RFR LLC”), Rayland, LLC, a Delaware limited liability company (“Rayland”), Rayonier TRS Holdings Inc., a Delaware corporation (“TRS”), Rayonier Minerals, LLC, a Delaware limited liability company (“Minerals LLC”), Rayonier Forest Properties, LLC, a Delaware limited liability company (“Forest Properties LLC”), Rayonier Wood Products, LLC, a Delaware limited liability company (“Wood Products LLC”), Rayonier Wood Procurement, LLC, a Delaware limited liability company (“Procurement LLC”), Rayonier International Wood Products, LLC, a Delaware limited liability company (“Wood LLC”), Rayonier Forest Operations, LLC, a Delaware limited liability company (“Forest Operations LLC”), Rayonier Properties, LLC, a Delaware limited liability company (“Properties LLC”), and Rayonier Performance Fibers, LLC, a Delaware limited liability company (“Fibers LLC,” and collectively with Procurement LLC, Wood LLC, Forest Operations LLC and Properties LLC, the “Operating LLCs”).

RECITALS

WHEREAS, the Board of Directors of Rayonier has authorized Rayonier to restructure its operations in order to qualify as a real estate investment trust (“REIT”) effective January 1, 2004; and

WHEREAS, among other things, the restructuring will require a number of contributions and conveyances of assets and interests by certain parties to this Agreement as well as the assumption of debt by certain parties; and

WHEREAS, in furtherance of accomplishing the objectives and purposes set forth in the preceding recitals, the following actions have been taken prior to the date hereof:

1.	Rayonier has formed TRS to which Rayonier contributed $1,000 in exchange for all the common shares of TRS.

2.	Rayonier has formed Procurement LLC to which Rayonier contributed $1,000 in exchange for all the membership interests in Procurement LLC.

3.	Rayonier has formed Wood LLC to which Rayonier contributed $1,000 in exchange for all the membership interests in Wood LLC.

4.	Rayonier has formed Forest Operations LLC to which Rayonier contributed $1,000 in exchange for all the membership interests in Forest Operations LLC.

5.	Rayonier has formed Properties LLC to which Rayonier contributed $1,000 in exchange for all the membership interests in Properties LLC.

6.	Rayonier has formed Fibers LLC to which Rayonier contributed $1,000 in exchange for all the membership interests in Fibers LLC.

7.	Rayonier has formed Minerals LLC to which Rayonier contributed $1,000 in exchange for all the membership interests in Minerals LLC.

8.	Rayonier has formed Forest Properties LLC to which Rayonier contributed $1,000 in exchange for all the membership interests in Forest Properties LLC.

9.	On December 15, 2003, pursuant to Section 266 of the Delaware General Corporation Law, Rayonier Timberlands Management, Inc. converted from a Delaware corporation to a Delaware limited liability company named Rayonier Timberlands Management, LLC.

10.	On December 15, 2003, pursuant to Section 266 of the Delaware General Corporation Law, Rayonier Forest Resources Company converted from a Delaware corporation to a Delaware limited liability company named Rayonier Forest Resources, LLC.

WHEREAS, in connection with the consummation of the transactions contemplated hereby:

11.	On December 19, 2003, Rayonier will distribute a “special dividend” to shareholders of record as of November 14, 2003, consisting of 6,351,975 Rayonier common shares and approximately $61,155,176 in cash.

12.	Effective November 29, 2003, Rayonier conveys to each Operating LLC and to Wood Products LLC the respective facilities and assets (and any related permits) set forth on Schedules 2.1 -2.6 hereto needed for the proper operation of such LLC, and each LLC assumes any related liabilities and hereby agrees to provide upstream guarantees at the request of Rayonier: (i) as appropriate, to the holders of, or to the letter of credit issuer banks relating to, the Nassau County Bonds (as defined herein) and Wayne County Bonds (as defined herein), and (ii) to the bank lenders under the Credit Agreement (as defined herein). The forms of guarantee referred to in (i) are attached hereto as Exhibits A - E.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur in the order set forth below:

13.	At the direction of Rayonier, and for the benefit of (a) RTM LLC, the general partner of RTOC, (b) the MLP, a limited partner of RTOC, (c) Rayonier, a limited partner of RTOC, and (d) RFR LLC, a limited partner of RTOC, RTOC will convey certain of its Southeast timberlands as listed on Schedule 2.10 (the “Southeast Assets”) to Forest Properties LLC as a distribution from RTOC and as a capital contribution for the benefit of Rayonier.

14.	RTOC will convey its 99% interest in Rayland to Rayonier as a distribution from RTOC for the benefit of (a) RTM LLC, the general partner of RTOC, (b) the MLP, a limited partner of RTOC, (c) Rayonier, a limited partner of RTOC, and (d) RFR LLC, a limited partner of RTOC.

15.	Rayland will distribute to Rayonier certain cutting rights listed in Schedule 2.13 (the “Cutting Rights”).

16.

Rayonier will convey to TRS as a capital contribution its interests in (a) each of the Operating LLCs, (b) Rayland and Forest Properties LLC and (c) each of the subsidiary entities listed in Schedule 2.14(a). TRS will assume (i) $50,000,000 of the $147,500,000 Series B Senior Notes of RTOC due December 31, 2009 (the “Series B Smurfit Notes”), (ii) $112,500,000 of the Series C Senior Notes of RTOC due December 31, 2011 (the “Series C Smurfit Notes”), (iii) $112,500,000 of the Series D Senior Notes of RTOC due December 31, 2014 (the “Series D Smurfit Notes”), (iv) $50,000,000 principal amount of 6.15% Series C Medium Term Notes of Rayonier due February 2, 2004 (the “MTNs”), (v) $23,300,000 principal amount of Nassau County Tax Exempt Pollution Control Private Activity Revenue Bonds, Series 1999, floating interest rate, of Rayonier due October 1, 2008, (vi) $23,110,000 principal amount of Nassau County Tax Exempt Pollution Control Private Activity Revenue Bonds, Series 2002, floating interest rate, of Rayonier due June 1, 2012, (vii) $10,680,000 ($7.86 million outstanding) principal amount of Nassau County Tax Exempt Pollution Control Refunding Revenue Bonds, Series 1993, serial bonds with an average rate of approximately 6.20%, of Rayonier due July 1, 2015 (together with (v) and (vi), the “Nassau County Bonds”), (viii) $15,000,000 principal amount of Wayne County Tax Exempt Solid Waste Disposal Revenue Bonds, Series 2000, floating interest rate, of Rayonier due May 1, 2020, (ix) $4,955,000 principal amount of Wayne County 6.15% Tax Exempt Pollution Control Revenue Refunding Bonds, Series 1993, of Rayonier due November 1, 2007 (together with (viii), the “Wayne County Bonds”), (x) approximately $282,000,000 of Rayonier net debt owed to the subsidiaries listed on Schedule 2.14(a) (or their subsidiaries) and (xi) certain lease agreements, interest rate and commodity swap agreements, foreign exchange forward contracts and other obligations of Rayonier as set forth on Schedules 3.1(a), 3.1(b) and 3.2 hereto. In exchange for the capital contributions that Rayonier will convey to TRS as listed in (a)-(c) above, TRS (Y) further agrees to provide upstream guarantees at the request of Rayonier to the holders of, or to the letter of credit issuer banks related to, the Nassau County Bonds and the Wayne County Bonds, as appropriate, and (Z) has provided an upstream guarantee to the bank lenders under the Three Year Revolving Credit Agreement among Rayonier, TRS and RTOC as borrowers, the several lenders named therein and Credit Suisse First Boston as administrative agent, dated as of November 24, 2003 (the “Credit Agreement”). The forms of guarantee referred to in (Y) of the preceding sentence are attached hereto as Exhibits A - E.

WHEREAS, following the consummation of the transactions described in 13-16 above, each of the following shall occur effective as of December 31, 2003:

17.	The limited partner interest in RTOC owned by RFR LLC will be converted to a general partner interest in RTOC pursuant to Section 13.3 of the RTOC amended and restated partnership agreement, as amended (the “RTOC Partnership Agreement”), and the general partner interest in RTOC owned by RTM LLC will be converted to a limited partner interest in RTOC pursuant to Section 13.1 of the RTOC Partnership Agreement.

18.	RTM LLC will be liquidated and all of its assets will be distributed to Rayonier pursuant to the terms of its limited liability company agreement.

19.	RFR LLC will be renamed Rayonier Timberlands Management, LLC (“New RTM LLC”).

20.	The MLP will be dissolved and its interests in RTOC will be distributed to Rayonier and New RTM LLC in proportion to their ownership interests in the MLP pursuant to the terms of the amended and restated agreement of limited partnership of the MLP.

21.	RTOC will be renamed Rayonier Forest Resources, L.P.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties to this Agreement undertake and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following capitalized terms have the meanings given below.

“Agreement” has the meaning assigned to such term in the opening paragraph.

“Beneficial Owner” has the meaning assigned to such term in Section 6.2.

“Contributed Assets” has the meaning assigned to such term in Section 2.14.

“Conveyed Assets” has the meaning assigned to such term in Section 4.1.

“Conveyancing Documents” has the meaning assigned to such term in Section 4.1(b).

“Credit Agreement” has the meaning assigned to such term in the recitals.

“Cutting Rights” has the meaning assigned to such term in the recitals.

“Effective Date” means December 18, 2003.

“Effective Time” means 12:01 a.m. Eastern Standard Time on the Effective Date.

“Fibers LLC” has the meaning assigned to such term in the opening paragraph.

“Fibers LLC Assets” has the meaning assigned to such term in Section 2.5.

“Forest Operations LLC” has the meaning assigned to such term in the opening paragraph.

“Forest Operations LLC Assets” has the meaning assigned to such term in Section 2.3.

“Forest Properties LLC” has the meaning assigned to such term in the opening paragraph.

“herein” has the meaning assigned to such term in Section 6.4.

“hereof” has the meaning assigned to such term in Section 6.4.

“hereunder” has the meaning assigned to such term in Section 6.4.

“including” has the meaning assigned to such term in Section 6.4.

“Law” or “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

“Minerals LLC” has the meaning assigned to such term in the opening paragraph.

“MLP” has the meaning assigned to such term in the opening paragraph.

“MTNs” has the meaning assigned to such term in the recitals.

“Nassau County Bonds” has the meaning assigned to such term in the recitals.

“New RTM LLC” has the meaning assigned to such term in the recitals.

“Operating LLCs” has the meaning assigned to such term in the opening paragraph.

“Procurement LLC” has the meaning assigned to such term in the opening paragraph.

“Procurement LLC Assets” has the meaning assigned to such term in Section 2.1.

“Properties LLC” has the meaning assigned to such term in the opening paragraph.

“Properties LLC Assets” has the meaning assigned to such term in Section 2.4.

“Rayland” has the meaning assigned to such term in the opening paragraph.

“Rayland Interest” has the meaning assigned to such term in Section 2.11.

“Rayonier” has the meaning assigned to such term in the opening paragraph.

“Rayonier Indebtedness” has the meaning assigned to such term in Section 3.1(a).

“Rayonier Indebtedness and Obligations” has the meaning assigned to such term in Section 3.1(a).

“Rayonier Obligations” has the meaning assigned to such term in Section 3.1(a).

“REIT” has the meaning assigned to such term in the recitals.

“Restriction” has the meaning assigned to such term in Section 6.2.

“Restriction Asset” has the meaning assigned to such term in Section 6.2.

“RFR LLC” has the meaning assigned to such term in the opening paragraph.

“RTM LLC” has the meaning assigned to such term in the opening paragraph.

“RTOC” has the meaning assigned to such term in the opening paragraph.

“RTOC Indebtedness” has the meaning assigned to such term in Section 3.2.

“RTOC Partnership Agreement” has the meaning assigned to such term in the recitals.

“Series B Smurfit Notes” has the meaning assigned to such term in the recitals.

“Series C Smurfit Notes” has the meaning assigned to such term in the recitals.

“Series D Smurfit Notes” has the meaning assigned to such term in the recitals.

“Southeast Assets” has the meaning assigned to such term in the recitals.

“Specific Conveyances” has the meaning assigned to such term in Section 2.22.

“TRS” has the meaning assigned to such term in the opening paragraph.

“Wayne County Bonds” has the meaning assigned to such term in the recitals.

“Wood LLC” has the meaning assigned to such term in the opening paragraph.

“Wood LLC Assets” has the meaning assigned to such term in Section 2.2.

“Wood Products LLC” has the meaning assigned to such term in the opening paragraph.

“Wood Products LLC Assets” has the meaning assigned to such term in Section 2.6.

ARTICLE II

TRANSACTIONS

Section 2.1 Contribution by Rayonier to Procurement LLC of Certain Assets. Rayonier hereby contributes, transfers, assigns and conveys, effective as of November 29, 2003, to Procurement LLC, its successors and assigns, for its and their use forever, all right, title and interest of Rayonier in and to the facilities and any related assets and permits needed for the proper operation of such facilities and related assets as described on Schedule 2.1 (collectively, the “Procurement LLC Assets”), and Procurement LLC hereby accepts the Procurement LLC Assets as a capital contribution and in exchange for the assumption by Procurement LLC of all liabilities related to the Procurement LLC Assets and an agreement by Procurement LLC to provide upstream guarantees at the request of Rayonier (i) to the holders of, or to the letter of credit issuer banks related to, the Wayne County Bonds and Nassau County Bonds, as appropriate, and (ii) to the bank lenders under the Credit Agreement.

TO HAVE AND TO HOLD the Procurement LLC Assets unto Procurement LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions of this Agreement and in all instruments of conveyance covering the Procurement LLC Assets forever.

Section 2.2 Contribution by Rayonier to Wood LLC of Certain Assets. Rayonier hereby contributes, transfers, assigns and conveys, effective as of November 29, 2003, to Wood LLC, its successors and assigns, for its and their use forever, all right, title and interest of Rayonier in and to the facilities and any related assets and permits needed for the proper operation of such facilities and related assets as described on Schedule 2.2 (collectively, the “Wood LLC Assets”), and Wood LLC hereby accepts the Wood LLC Assets as a capital contribution and in exchange for the assumption by Wood LLC of all liabilities related to the Wood LLC Assets and an agreement by Wood LLC to provide upstream guarantees at the request of Rayonier (i) to the holders of, or to the letter of credit issuer banks related to, the Wayne County Bonds and Nassau County Bonds, as appropriate, and (ii) to the bank lenders under the Credit Agreement.

TO HAVE AND TO HOLD the Wood LLC Assets unto Wood LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions of this Agreement and in all instruments of conveyance covering the Wood LLC Assets forever.

Section 2.3 Contribution by Rayonier to Forest Operations LLC of Certain Assets. Rayonier hereby contributes, transfers, assigns and conveys, effective as of November 29, 2003, to Forest Operations LLC, its successors and assigns, for its and their use forever, all right, title and interest of Rayonier in and to the facilities and any related assets and permits needed for the proper operation of such facilities and related assets as described on Schedule 2.3 (collectively, the “Forest Operations LLC Assets”), and Forest Operations LLC hereby accepts the Forest Operations LLC Assets as a capital contribution and in exchange for the assumption by Forest Operations LLC of all liabilities related to the Forest Operations LLC Assets and an agreement by Forest Operations LLC to provide upstream guarantees at the request of Rayonier (i) to the holders of, or to the letter of credit issuer banks related to, the Wayne County Bonds and Nassau County Bonds, as appropriate, and (ii) to the bank lenders under the Credit Agreement.

TO HAVE AND TO HOLD the Forest Operations LLC Assets unto Forest Operations LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions of this Agreement and in all instruments of conveyance covering the Forest Operations LLC Assets forever.

Section 2.4 Contribution by Rayonier to Properties LLC of Certain Assets. Rayonier hereby contributes, transfers, assigns and conveys, effective as of November 29, 2003, to Properties LLC, its successors and assigns, for its and their use forever, all right, title and interest of Rayonier in and to the facilities and any related assets and permits needed for the proper operation of such facilities and related assets as described on Schedule 2.4 (collectively, the “Properties LLC Assets”), and Properties LLC hereby accepts the Properties LLC Assets as a capital contribution and in exchange for the assumption by Properties LLC of all liabilities related to the Properties LLC Assets and an agreement by Properties LLC to provide upstream guarantees at the request of Rayonier (i) to the holders of, or to the letter of credit issuer banks related to, the Wayne County Bonds and Nassau County Bonds, as appropriate, and (ii) to the bank lenders under the Credit Agreement.

TO HAVE AND TO HOLD the Properties LLC Assets unto Properties LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions of this Agreement and in all instruments of conveyance covering the Properties LLC Assets forever.

Section 2.5 Contribution by Rayonier to Fibers LLC of Certain Assets. Rayonier hereby contributes, transfers, assigns and conveys, effective as of November 29, 2003, to Fibers LLC, its successors and assigns, for its and their use forever, all right, title and interest of Rayonier in and to the facilities and any related assets and permits needed for the proper operation of such facilities and related assets as described on Schedule 2.5 (collectively, the “Fibers LLC Assets”), and Fibers LLC hereby accepts the Fibers LLC Assets as a capital contribution and in exchange for the assumption by Fibers LLC of all liabilities related to the Fibers LLC Assets and an agreement by Fibers LLC to provide upstream guarantees at the request of Rayonier (i) to the holders of, or to the letter of credit issuer banks related to, the Wayne County Bonds and Nassau County Bonds, as appropriate, and (ii) to the bank lenders under the Credit Agreement.

TO HAVE AND TO HOLD the Fibers LLC Assets unto Fibers LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions of this Agreement and in all instruments of conveyance covering the Fibers LLC Assets forever.

Section 2.6 Contribution by Rayonier to Wood Products LLC of Certain Assets. Rayonier hereby contributes, transfers, assigns and conveys, effective as of November 29, 2003, to Wood Products LLC, its successors and assigns, for its and their use forever, all right, title and interest of Rayonier in and to the facilities and any related assets and permits needed for the proper operation of such facilities and related assets as described on Schedule 2.6 (collectively, the “Wood Products LLC Assets”), and Wood Products LLC hereby accepts the Wood Products LLC Assets as a capital contribution and in exchange for the assumption by Wood Products LLC of all liabilities related to the Wood Products LLC Assets and an agreement by Wood Products LLC to provide upstream guarantees at the request of Rayonier (i) to the holders of, or to the letter of credit issuer banks related to, the Wayne County Bonds and Nassau County Bonds, as appropriate, and (ii) to the bank lenders under the Credit Agreement.

TO HAVE AND TO HOLD the Wood Products LLC Assets unto Wood Products LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions of this Agreement and in all instruments of conveyance covering the Wood Products LLC Assets forever.

Section 2.7 Reserved

Section 2.8 Reserved

Section 2.9 Reserved

Section 2.10 Distribution by RTOC to Forest Properties LLC of the Southeast Assets.

(a) Pursuant to resolutions of the board of directors of RTM LLC, acting in its capacity as the general partner of RTOC, and in accordance with the necessary Specific Conveyances, RTOC hereby distributes, transfers, assigns and conveys to the MLP, Rayonier and RFR LLC, for their benefit as owners of the limited partner interests in RTOC and for their use forever, all right, title and interest of RTOC in and to the Southeast Assets as set forth on Schedule 2.10, and the MLP, Rayonier and RFR LLC hereby accept the Southeast Assets from RTOC as a distribution in the proportion to their respective ownership interests in RTOC, being 88.93%, 10.18% and 0.89%, respectively.

TO HAVE AND TO HOLD the Southeast Assets unto the MLP, Rayonier and RFR LLC, and their successors and assigns, in proportion to their respective ownership interests in RTOC, together with all and singular the rights and appurtenances thereto in anywise belonging, subject to the terms and conditions of this Agreement and in such instruments of conveyance covering the Southeast Assets forever.

(b) Pursuant to resolutions of the board of directors of (i) RFR LLC, acting on its own behalf and in its capacity as the general partner of the MLP, and in accordance with the necessary Specific Conveyances, at the request of Rayonier each of the MLP and RFR LLC hereby distributes, transfers, assigns and conveys to Forest Properties LLC, for its use forever, all of the MLP’s and RFR LLC’s respective rights, title and interest in and to the Southeast Assets, being a 88.93% and 0.89% interest, respectively, and Forest Properties LLC hereby accepts such interests in the Southeast Assets from the MLP and RFR LLC as a distribution and as a capital contribution for the benefit of Rayonier; and (ii) Rayonier, acting on its own behalf and in accordance with the necessary Specific Conveyances, hereby distributes, transfers, assigns and conveys to Forest Properties LLC, for its use forever, all of Rayonier’s rights, title and interest in and to the Southeast Assets, being a 10.18% interest, and Forest Properties LLC hereby accepts such interests in the Southeast Assets from Rayonier as a distribution and as a capital contribution by Rayonier.

TO HAVE AND TO HOLD the Southeast Assets unto Forest Properties LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject to the terms and conditions stated in this Agreement and in all instruments of conveyance covering the Southeast Assets forever.

Section 2.11 Distribution by RTOC to Rayonier of Interest in Rayland.

(a) Pursuant to resolutions of the board of directors of RTM LLC, acting in its capacity as the general partner of RTOC, and in accordance with the necessary Specific Conveyances, RTOC hereby distributes, transfers, assigns and conveys to the MLP, Rayonier and RFR LLC, for their benefit as owners of the limited partner interests in RTOC and for their use forever, all right, title and interest of RTOC in and to its limited liability company interests in Rayland, representing a 99% limited liability company interest in Rayland (the “Rayland Interest”), and the MLP, Rayonier and RFR LLC hereby accept the Rayland Interest from RTOC as a distribution in the proportion to their respective ownership interests in RTOC being 88.93%, 10.18% and 0.89%, respectively.

TO HAVE AND TO HOLD the Rayland Interest unto the MLP, Rayonier and RFR LLC, and their successors and assigns, in proportion to their respective ownership interests in RTOC, together with all and singular the rights and appurtenances thereto in anywise belonging, subject to the terms and conditions of this Agreement and in such instruments of conveyance covering the Rayland Interest forever.

(b) Pursuant to resolutions of the board of directors of RFR LLC, acting on its own behalf and in its capacity as the general partner of the MLP, and in accordance with the necessary Specific Conveyances, each of the MLP and RFR LLC hereby distributes, transfers, assigns and conveys to Rayonier, for its use forever, all of the MLP’s and RFR LLC’s respective rights, title and interest in and to the Rayland Interest, being a 88.93% and 0.89% interest, respectively, and Rayonier hereby accepts such interests in the Rayland Interest from the MLP and RFR LLC as a distribution. As a result of the above distribution, combined with Rayonier’s previously held interest, Rayonier shall hold 100% of the limited liability company interests in Rayland.

TO HAVE AND TO HOLD the Rayland Interest unto Rayonier, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject to the terms and conditions stated in this Agreement and in all instruments of conveyance covering the Rayland Interest forever.

Section 2.12 Reserved.

Section 2.13 Distribution by Rayland to Rayonier of Certain Cutting Rights. Rayland hereby distributes, contributes, transfers, assigns and conveys to Rayonier, its successors and assigns, for its and their use forever, all right, title and interest of Rayland in and to the Cutting Rights set forth on Schedule 2.13, and Rayonier hereby accepts the Cutting Rights as a distribution.

TO HAVE AND TO HOLD the Cutting Rights unto Rayonier, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject to the terms and conditions of this Agreement and in the instruments of conveyance covering the Cutting Rights forever.

Section 2.14 Contribution by Rayonier to TRS of Contributed Assets. Rayonier hereby contributes, transfers, assigns and conveys to TRS, its successors and assigns, for its and their own use forever, all right, title and interest of Rayonier in and to (a) all the limited liability company interests of the Operating LLCs, (b) all of the limited liability company interests of Rayland and all the limited liability company interests of Forest Properties LLC and (c) all of the equity interests in each of the subsidiary entities listed in Schedule 2.14(a) (together, (a), (b) and (c) constitute the “Contributed Assets” as set forth on Schedule 2.14(b)) and TRS hereby accepts the Contributed Assets as a capital contribution and in exchange therefor (i) assumes $50,000,000 of the Series B Smurfit Notes, (ii) assumes all of the Series C Smurfit Notes, (iii) assumes all of the Series D Smurfit Notes, (iv) assumes the MTNs, (v) assumes the Nassau County Bonds, (vi) assumes the Wayne County Bonds, (vii) agrees to provide an upstream guarantee to the holders of, or to the letter of credit issuer banks related to, the Nassau County Bonds and the Wayne Country Bonds, as appropriate, and has previously provided an upstream guarantee to the bank lenders under the Credit Agreement, (viii) assumes approximately $282,000,000 of Rayonier net debt owed to the subsidiaries listed on Schedule 2.14(a) (or their subsidiaries), (ix) assumes certain lease agreements, interest rate and commodity swap agreements and foreign exchange forward contracts and (x) assumes certain other debt, liabilities and other obligations; all such debt, liabilities and obligations as described and set forth on Schedule 3.1(a), Schedule 3.1(b) and Schedule 3.2 attached hereto.

TO HAVE AND TO HOLD the Contributed Assets unto TRS, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject to the terms and conditions stated in this Agreement, and in all instruments of conveyance covering the Contributed Assets forever.

Section 2.15 Conversion of Limited Partner Interests and General Partner Interests in RTOC. The parties to this Agreement acknowledge that the limited partner interest in RTOC owned by RFR LLC will be converted to a general partner interest pursuant to Section 13.3 of the RTOC Partnership Agreement, and the general partner interest in RTOC owned by RTM LLC will be converted to a limited partner interest pursuant to Section 13.1 of the RTOC Partnership Agreement, effective as of December 31, 2003.

Section 2.16 Reserved.

Section 2.17 Liquidation of RTM LLC. The parties to this Agreement acknowledge that, effective as of December 31, 2003, RTM LLC will be liquidated and all of its assets will be distributed to Rayonier (as the sole member of RTM LLC) in accordance with the terms of the limited liability company agreement of RTM LLC.

Section 2.18 Renaming of RFR LLC. The parties to this Agreement acknowledge that RFR LLC will be renamed Rayonier Timberlands Management, LLC, effective as of December 31, 2003.

Section 2.19 Reserved.

Section 2.20 Dissolution of the MLP. The parties to this Agreement acknowledge that, effective as of December 31, 2003, the MLP will be dissolved and its net assets, including its interest in RTOC, will be distributed to Rayonier and New RTM LLC in proportion to their ownership interests in the MLP and in accordance with the terms of the amended and restated agreement of limited partnership of the MLP.

Section 2.21 Renaming of RTOC. The parties to this Agreement acknowledge that RTOC will be renamed Rayonier Forest Resources, L.P., effective as of December 31, 2003.

Section 2.22 Specific Conveyances. To further evidence the distributions and contributions set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.10, 2.11, 2.13 and 2.14 above, each party making such contribution may have executed and delivered to the party receiving such contribution certain conveyance, assignment and bill of sale instruments (collectively, the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such sale and contribution made by this Agreement, shall not constitute a second conveyance of any assets or interests therein, and shall control over any contrary terms of this Agreement.

ARTICLE III

ASSUMPTION OF CERTAIN DEBT, LIABILITIES AND OBLIGATIONS

Section 3.1 Assumption by TRS of the Rayonier Indebtedness and Obligations.

(a) In consideration of the contribution by Rayonier to TRS as set forth in Section 2.14, TRS hereby accepts and assumes: (i) all of the indebtedness (including the payment of all principal, interest (including interest premiums, if any) and other costs incurred from time to time with respect to the indebtedness) set forth on Schedule 3.1(a) hereto (the “Rayonier Indebtedness”) and (ii) all of the liabilities and other obligations set forth on Schedule 3.1(b) hereto (the “Rayonier Obligations” and, together with the Rayonier Indebtedness, the “Rayonier Indebtedness and Obligations”). TRS hereby agrees to perform all acts and all other obligations required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all of the Rayonier Indebtedness and Obligations as they become due from time to time. In addition, TRS agrees to execute the forms of guarantee attached hereto as Exhibits A - E upon the request of Rayonier. It is hereby agreed that the Rayonier Indebtedness and Obligations will be senior to the indebtedness of RTOC being assumed by TRS in accordance with Section 3.2 below.

(b) Rayonier hereby agrees not to prepay any of the Rayonier Indebtedness or pay any of the Rayonier Obligations prior to their becoming due without the prior written approval of TRS.

(c) Rayonier hereby agrees not to amend, modify or otherwise alter any of the instruments governing the Rayonier Indebtedness, or any of the documents governing the Rayonier Obligations, without the prior written approval of TRS; provided, however, that any change in any applicable laws, rules or regulations that results in an amendment, modification or alteration of any of the Rayonier Indebtedness, or any of the Rayonier Obligations, shall not be deemed prohibited by this provision, and TRS shall be responsible for such Rayonier Indebtedness and Obligations as so amended, modified or altered.

Section 3.2 Assumption by TRS of the RTOC Indebtedness.

(a) In consideration of the contribution by Rayonier to TRS as set forth in Section 2.14, TRS hereby agrees to accept and assume: (i) all of the principal of, and premium, if any, and interest on, the Series B Smurfit Notes, the Series C Smurfit Notes and the Series D Smurfit Notes described on Schedule 3.2 hereto, (ii) all other indebtedness, obligations and liabilities of RTOC to any holder of such notes, whether now existing or hereafter incurred or created, under or with respect to such notes, and (iii) all amounts payable by RTOC under, or as a result of, a breach of this Agreement (together, the “RTOC Indebtedness”). TRS hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all of the RTOC Indebtedness as the same becomes due from time to time. The RTOC Indebtedness will be subordinated to the Rayonier Indebtedness and Obligations pursuant to the subordination provisions set forth in Annex A hereto.

(b) RTOC hereby agrees not to voluntarily prepay any of the RTOC Indebtedness prior to it becoming due without the prior written approval of TRS and the holders of Senior Claims (as defined in Annex A); provided, however, that any prepayment required by the “Asset Sales” provision (Section 10.10) or the “Limitation on Harvesting” provision (Section 10.11) of the RTOC Note Purchase Agreement (as defined on Schedule 3.2) shall not be deemed to be a voluntary prepayment and shall be permitted; and provided further, that TRS shall be responsible for any such required prepayment, even though the prepayment provisions of the RTOC Note Purchase Agreement contemplate that the prepayment is made from the proceeds of the Asset Sales or the Excess Harvests (as defined therein).

(c) RTOC hereby agrees not to amend, modify or otherwise alter any of the instruments governing the RTOC Indebtedness without the prior written approval of TRS and the holders of Senior Claims (as defined in Annex A); provided, however, that any change in any applicable laws, rules or regulations that results in an amendment, modification or alteration of any RTOC Indebtedness shall not be deemed prohibited by this provision, and TRS shall be responsible for such RTOC Indebtedness as so amended, modified or altered.

Section 3.3 Subordination. The parties hereto agree that the RTOC Indebtedness will be subordinate to both the Rayonier Indebtedness and Obligations and any new debt incurred at TRS following the Effective Time. The subordination terms are set forth in Annex A hereto.

Section 3.4 Assumption by Procurement LLC of Certain Liabilities. In consideration of the contribution of the Procurement LLC Assets from Rayonier as set forth in Section 2.1, Procurement LLC hereby accepts and assumes, effective as of November 29, 2003, all liabilities related to the Procurement LLC Assets. Procurement LLC hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Procurement LLC Assets as they become due from time to time.

Section 3.5 Assumption by Wood LLC of Certain Liabilities. In consideration of the contribution of the Wood LLC Assets from Rayonier as set forth in Section 2.2, Wood LLC hereby accepts and assumes, effective as of November 29, 2003, all liabilities related to the Wood LLC Assets. Wood LLC hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Wood LLC Assets as they become due from time to time.

Section 3.6 Assumption by Forest Operations LLC of Certain Liabilities. In consideration of the contribution of the Forest Operations LLC Assets from Rayonier as set forth in Section 2.3, Forest Operations LLC hereby accepts and assumes, effective as of November 29, 2003, all liabilities related to the Forest Operations LLC Assets. Forest Operations LLC hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Forest Operations LLC Assets as they become due from time to time.

Section 3.7 Assumption by Properties LLC of Certain Liabilities. In consideration of the contribution of the Properties LLC Assets from Rayonier as set forth in Section 2.4, Properties LLC hereby accepts and assumes, effective as of November 29, 2003, all liabilities related to the Properties LLC Assets. Properties LLC hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Properties LLC Assets as they become due from time to time.

Section 3.8 Assumption by Fibers LLC of Certain Liabilities. In consideration of the contribution of the Fibers LLC Assets from Rayonier as set forth in Section 2.5, Fibers LLC hereby accepts and assumes, effective as of November 29, 2003, all liabilities related to the Fibers LLC Assets. Fibers LLC hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Fibers LLC Assets as they become due from time to time.

Section 3.9 Assumption by Wood Products LLC of Certain Liabilities. In consideration of the contribution of the Wood Products LLC Assets from Rayonier as set forth in Section 2.6, Wood Products LLC hereby accepts and assumes, effective as of November 29, 2003, all liabilities related to the Wood Products LLC Assets. Wood Products LLC hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Wood Products LLC Assets as they become due from time to time.

Section 3.10 Assumption by Forest Properties LLC of Certain Liabilities.

(a) In consideration of the distribution of the Southeast Assets from RTOC to the MLP, Rayonier and RFR LLC as set forth in Section 2.10(a), the MLP, Rayonier and RFR LLC hereby accept and assume all liabilities related to the Southeast Assets in proportion to their respective ownership interests in RTOC, being 88.93%, 10.18% and 0.89%, respectively. The MLP, Rayonier and RFR LLC hereby agree to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Southeast Assets as they become due from time to time.

(b) In consideration of the distribution of the Southeast Assets from the MLP, Rayonier and RFR LLC to Forest Properties LLC as set forth in Section 2.10(b), Forest Properties LLC hereby accepts and assumes all liabilities related to the Southeast Assets. Forest Properties LLC hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Southeast Assets as they become due from time to time.

Section 3.11 Assumption by Rayonier of Liabilities Related to the Rayland Interest.

(a) In consideration of the distribution of the Rayland Interest from RTOC to the MLP, Rayonier and RFR LLC as set forth in Section 2.11(a), the MLP, Rayonier and RFR LLC hereby accept and assume all liabilities related to the Rayland Interest in proportion to their respective ownership interests in RTOC, being 88.93%, 10.18% and 0.89%, respectively. The MLP, Rayonier and RFR LLC hereby agree to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Rayland Interest as they become due from time to time.

(b) In consideration of the distribution of the Rayland Interest from the MLP and RFR LLC to Rayonier as set forth in Section 2.11(b), Rayonier hereby accepts and assumes all liabilities related to the Rayland Interest. Rayonier hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Rayland Interest as they become due from time to time.

Section 3.12 Assumption by Rayonier of Liabilities Related to the Cutting Rights. In consideration of the distribution of the Cutting Rights from Rayland as set forth in Section 2.13, Rayonier hereby accepts and assumes all liabilities related to the Cutting Rights. Rayonier hereby agrees to perform all acts required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all the liabilities related to the Cutting Rights as they become due from time to time.

ARTICLE IV

TITLE MATTERS

Section 4.1 Encumbrances.

(a) Except to the extent provided in Article II or any other document executed in connection with this Agreement, the contribution, distribution and conveyance of the various conveyed assets (the “Conveyed Assets”) as reflected in this Agreement are made expressly subject to (i) all recorded and unrecorded liens, encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Conveyed Assets and operations conducted thereon or therewith, in each case to the extent the same are valid and enforceable and affect the Conveyed Assets, but not otherwise, except for such matters as are specifically identified in this Agreement or the Conveyancing Documents, (ii) all matters that a current on the ground survey or visual inspection of the Conveyed Assets would reflect, (iii) the applicable liabilities assumed as described in Article III and (iv) all matters contained in the applicable provisions of Article II.

(b) To the extent that the parties have executed, or hereafter do execute, deeds, bills of sale, or other conveyance documents (collectively, the “Conveyancing Documents”), then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the conveyances under the Conveyancing Documents.

Section 4.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

(a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES TO THIS AGREEMENT HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED, OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF ANY ASSET, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF ANY ASSET GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE CONVEYED ASSETS, (B) THE INCOME TO BE DERIVED FROM THE CONVEYED ASSETS, (C) THE SUITABILITY OF THE CONVEYED ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE CONVEYED ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS) OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE CONVEYED ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE CONVEYED ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE CONVEYED ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES TO THIS AGREEMENT. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, NONE OF THE PARTIES TO THIS AGREEMENT IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE CONVEYED ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE CONVEYED ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE CONVEYED ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES TO THIS AGREEMENT AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE CONVEYED ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.

(b) To the extent that certain jurisdictions in which the Conveyed Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 4.2(a) immediately above shall also be applicable to the conveyances under such documents, except as otherwise provided in such document.

(c) The contributions of the Conveyed Assets made under this Agreement are made with full rights of substitution and subrogation of the respective parties receiving such contributions, and all persons claiming by, through and under such parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Conveyed Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Conveyed Assets.

(d) Each of the parties to this Agreement hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE V

FURTHER ASSURANCES

Section 5.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the parties to this Agreement agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (i) more fully to assure that the applicable parties to this Agreement own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable parties to this Agreement and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (iii) more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. The transactions provided for in Articles II and III of this Agreement shall be completed in the following order:

First, the transactions provided for in Sections 2.1-2.6 and Sections 3.4-3.9 of this Agreement shall be completed in any order on or prior to the Effective Date and shall be deemed effective as of November 29, 2003;

Second, the transactions provided for in Sections 2.10-2.14 and Sections 3.1-3.2 and 3.10-3.12 of this Agreement shall be completed on the Effective Date in the order set forth in Article II and Article III, respectively, except that Sections 3.10-3.12 shall be completed before Sections 3.1-3.2; and

Third, the transactions provided for in Sections 2.15-2.21 of this Agreement shall be completed after the Effective Date in the order set forth in Article II and shall be deemed effective as of December 31, 2003.

Section 6.2 Consents; Restriction on Assignment. If there are prohibitions against or conditions to the contribution and conveyance of one or more of the Conveyed Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a material breach of such prohibitions or conditions or would give an outside party the right to terminate rights of the party to whom the applicable assets were intended to be conveyed (the “Beneficial Owner”) with respect to such portion of the Conveyed Assets (herein called a “Restriction”), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Conveyed Assets (herein called the “Restriction Asset”) pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of any party to this Agreement. Each of the applicable parties to this Agreement that were involved with the conveyance of a Restriction Asset agree to use their reasonable best efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Asset conveyed by or acquired by any of them. The description of any portion of the Conveyed Assets as a “Restriction Asset” shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Conveyed Assets. In the event that any Restriction Asset exists, the applicable party agrees to continue to hold such Restriction Asset in trust for the exclusive benefit of the applicable party to whom such Restriction Asset was intended to be conveyed and to otherwise use its reasonable best efforts to provide such other party with the benefits thereof, and the party holding such Restriction Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable party to whom such Restriction Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable party to operate such Restriction Asset in all material respects as it was operated prior to the Effective Time. Notwithstanding the above and for purposes of clarity, it is the intention of all parties to this Agreement that beneficial ownership of any Conveyed Assets be conveyed upon the party receiving such Conveyed Assets, and that any party receiving any Conveyed Assets will receive all benefits, as well as all burdens, liabilities or other obligations, associated with such Conveyed Assets.

Section 6.3 Costs. Rayonier shall pay, or reimburse the other parties hereto for their payment of, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, Rayonier shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 6.2.

Section 6.4 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Schedules of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.5 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

Section 6.6 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Conveyed Assets are located, shall apply.

Section 6.9 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Conveyed Assets.

Section 6.11 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto and affected thereby and, with respect to any changes in Section 3.3 of this Agreement, the written agreement of the holders of a majority in principal amount of Senior Claims (as defined in Annex A).

Section 6.12 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This Agreement and such instruments, along with all the related transactions contemplated hereby, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

RAYONIER INC.

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Senior Vice President, Forest Resources and Wood Products

RAYONIER TIMBERLANDS OPERATING COMPANY, L.P.

By:	Rayonier Timberlands Management, LLC, its general partner

	By:	/s/ TIMOTHY H. BRANNON

		Name:	Timothy H. Brannon
		Title:	Vice President

RAYONIER TIMBERLANDS, L.P.

By:	Rayonier Forest Resources, LLC, its general partner

	By:	/s/ TIMOTHY H. BRANNON

		Name:	Timothy H. Brannon
		Title:	Vice President

RAYONIER TIMBERLANDS MANAGEMENT, LLC

	By:	/s/ TIMOTHY H. BRANNON

		Name:	Timothy H. Brannon
		Title:	Vice President

Signature Page 1 of 3 to the

Contribution, Conveyance and Assumption Agreement

RAYONIER FOREST RESOURCES, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Vice President

RAYLAND, LLC

By:	Rayonier Timberlands Management, LLC, its manager

	By:	/s/ TIMOTHY H. BRANNON

		Name:	Timothy H. Brannon
		Title:	Vice President

RAYONIER TRS HOLDINGS INC.

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Vice President

RAYONIER MINERALS, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Senior Vice President

RAYONIER FOREST PROPERTIES, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Senior Vice President

Signature Page 2 of 3 to the

Contribution, Conveyance and Assumption Agreement

RAYONIER WOOD PRODUCTS, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Senior Vice President

RAYONIER WOOD PROCUREMENT, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Senior Vice President

RAYONIER INTERNATIONAL WOOD PRODUCTS, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Senior Vice President

RAYONIER FOREST OPERATIONS, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Senior Vice President

RAYONIER PROPERTIES, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Senior Vice President

RAYONIER PERFORMANCE FIBERS, LLC

By:	/s/ TIMOTHY H. BRANNON

	Name:	Timothy H. Brannon
	Title:	Vice President

Signature Page 3 of 3 to the

Contribution, Conveyance and Assumption Agreement

ANNEX A

Subordination Provisions

(a) General. The RTOC Indebtedness shall be and hereby is expressly made subordinate and junior in right of payment to all Senior Claims (as defined below) to the extent and in the manner provided in these subordination provisions and RTOC and each subsequent holder of any such RTOC Indebtedness (or of any instrument evidencing the same) by acceptance thereof agrees to be bound by these subordination provisions. These subordination provisions shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, any such Senior Claims, and such provisions are made for the benefit of the holders of such Senior Claims. RTOC and each subsequent holder of any such RTOC Indebtedness (or of any instrument evidencing the same) by acceptance thereof waives any and all notice of the creation or accrual of any such Senior Claim and notice of proof of reliance upon these subordination provisions by any holder of any Senior Claim. The Senior Claims, which are specified in the definition of “Senior Claims” below, shall conclusively be deemed to have been created, contracted or incurred in reliance upon these subordination provisions.

(b) Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(i) “Plan” means any plan of partial or complete liquidation, reorganization, readjustment, arrangement, composition or extension.

(ii) “Proceeding” means (A) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to TRS, its property or its creditors as such, (B) proceeding for any liquidation, dissolution or other winding-up of TRS, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (C) assignment for the benefit of creditors of TRS or (D) other marshalling of the assets of TRS.

(iii) “RTOC Indebtedness” means (A) all principal of, and premium, if any, and interest on, the notes described in Schedule 3.2 hereto, (B) all other indebtedness, obligations and liabilities of RTOC to any holder of such notes, whether now existing or hereafter incurred or created, under or with respect to such notes, and (C) all amounts payable to RTOC under, or as a result of, a breach of this Agreement.

(iv) “Senior Claims” means (A) the principal of, and premium, if any, and interest on, the Rayonier Indebtedness set forth on Schedule 3.1(a) hereto, (B) the Rayonier Obligations set forth on Schedule 3.1(b) hereto, (C) any upstream guarantees from TRS and any downstream guarantees from Rayonier, (D) all other indebtedness, obligations and liabilities of TRS to any holder of any Senior Claim referred to in clauses (A)-(C), whether now existing or hereafter incurred or created, under or with respect to such Senior Claims, (E) all other indebtedness of TRS for borrowed money including any guarantees of TRS relating to any borrowings of an affiliate, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that

Annex A

Subordination Provisions

such indebtedness is junior and subordinate to other indebtedness or obligations of TRS, and (F) any amounts payable by TRS under or in respect of any interest rate exchange agreement, interest rate swap agreement or other similar agreement entered into in respect of all or any portion of the Senior Claims referred to in clauses (A)-(E) above.

(v) “Senior Default” means an event which, after notice or lapse of time or both, would become a Senior Event of Default.

(vi) “Senior Event of Default” means an event of default as such term is defined in any agreement or instrument under which any Senior Claim is outstanding.

(c) Subordination in the Event of Insolvency, etc. In the event of any Proceeding:

(i) All Senior Claims shall first be paid in full, or such payment shall have been provided for, before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any RTOC Indebtedness on account of such RTOC Indebtedness.

(ii) Any payment or distribution of any kind or character, whether in cash, securities or other property which would otherwise (but for these subordination provisions) be payable or deliverable in respect of any RTOC Indebtedness shall be paid or delivered directly to the holders of Senior Claims for application in payment of the Senior Claims until all Senior Claims shall have been paid in full, or such payment shall have been provided for.

In connection with any Proceeding, RTOC and each subsequent holder of any RTOC Indebtedness (or any instrument evidencing the same) by acceptance thereof irrevocably authorizes the holders of the Senior Claims, or any of them, to demand, sue for, collect and receive all payments and distributions to the extent required herein, to give acquittance therefor and to take such other actions as such holders of the Senior Claims may deem necessary or advisable for the enforcement of these subordination provisions. RTOC and each subsequent holder of any RTOC Indebtedness further agrees duly and promptly to take such action as may be requested at any time or from time to time by the holders of the Senior Claims, to file appropriate proofs of claim in respect of such RTOC Indebtedness, and to execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as may be requested by the holders of the Senior Claims, all as may be necessary or advisable to enable such holders of the Senior Claims to enforce any and all claims upon or in respect of the RTOC Indebtedness and to receive any and all payments or distributions to the extent required herein.

(d) Subordination in the Event of Certain Defaults, Etc. Upon the happening of a Senior Default or a Senior Event of Default (other than in circumstances when the provisions of section (c) are applicable), then, unless and until such Senior Default or Senior Event of Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of any RTOC Indebtedness, or in respect of any redemption, retirement, purchase or other acquisition of any of the RTOC Indebtedness.

Annex A

Subordination Provisions

(e) Turnover of Improper Payments. If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holder of any RTOC Indebtedness in contravention of any of the terms hereof and before all the Senior Claims shall have been paid in full or such payment shall have been provided for, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Claims at the time outstanding for application to the payment of all Senior Claims remaining unpaid, to the extent necessary to pay all such Senior Claims in full. In the event of the failure of any holder of any RTOC Indebtedness to endorse or assign any such payment, distribution or security, each holder of any Senior Claim is hereby irrevocably authorized to endorse or assign the same.

(f) No Prejudice or Impairment. The rights under these subordination provisions of the holders of any Senior Claims as against the holders of any RTOC Indebtedness shall, to the fullest extent permitted by applicable law, remain in full force and effect without regard to, and shall not be impaired or affected by:

(i) any act or failure to act on the part of TRS; or

(ii) any extension or indulgence in respect of any payment of prepayment any Senior Claim or any part thereof or in respect of any other amount payable to any holder of any Senior Claim; or

(iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Claim or any agreement which may be made relating to any Senior Claim; or

(iv) any exercise or non-exercise by the holder of any Senior Claim of any right, power, privilege or remedy under or in respect of such Senior Claim or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Claim or these subordination provisions, or any receipt by the holder of any Senior Claim of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Claim; or

(v) any merger or consolidation of TRS or any of its subsidiaries into or with any other person, or any sale, lease or transfer of any or all of the assets of TRS or any of its subsidiaries to any other person; or

(vi) absence of any notice to, or knowledge by, any holder of any RTOC Indebtedness of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (v); or

(vii) any other circumstance.

RTOC and each subsequent holder of any RTOC Indebtedness, to the fullest extent permitted by applicable law, unconditionally waives (A) notice of any of the matters referred to in clauses (i)-(vi) above, (B) all notices which may be required, whether by statute, rule of law or

Annex A

Subordination Provisions

otherwise, to preserve intact any rights of any holder of any Senior Claim against TRS, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Claim, and notice of any failure on the part of TRS to perform and comply with any covenant, agreement, term or condition of the Senior Claims, (C) any right to the enforcement, assertion or exercise by any holder of any Senior Claims of any right, power, privilege or remedy conferred in such Senior Claims or otherwise, (D) any requirement of diligence on the part of any holder of any of the Senior Claims, (E) any requirement on the part of any holder of any Senior Claim to mitigate damages resulting from any default under such Senior Claim, and (F) any notice of any sale, transfer or other disposition of any Senior Claims by any holder thereof.

The obligations of RTOC and any subsequent holders of RTOC Indebtedness under these subordination provisions shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claim upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, TRS or any substantial part of its property, or otherwise, all as though such payment had not been made.

(g) TRS’s Obligations Absolute. Nothing contained herein shall impair, as between TRS, on the one hand, and RTOC and each subsequent holder of any RTOC Indebtedness, on the other, the obligation of TRS to pay to the holder thereof all amounts payable in respect of such RTOC Indebtedness as and when the same shall become due and payable in accordance with the terms thereof, or prevent the holder of any RTOC Indebtedness from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or event of default under the RTOC Indebtedness, all subject to the rights of the holders of the Senior Claims as set forth in these subordination provisions to receive cash, securities or other property otherwise payable or deliverable to the holders of the RTOC Indebtedness.

(h) Subrogation. No holder of any RTOC Indebtedness shall have any subrogation or other rights as the holder of a Senior Claim, and each holder of any RTOC Indebtedness hereby waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Senior Claim, until such time as all the Senior Claims shall be paid in full or such payment shall have been provided for and all of the obligations of TRS under the Senior Claims shall have been duly performed. From and after the time at which all Senior Claims have been paid in full or such payment shall have been provided for, the holders of the RTOC Indebtedness shall be subrogated to all rights of any holders of Senior Claims to receive any further payments or distributions applicable to the Senior Claims until the RTOC Indebtedness shall have been paid in full or such payment shall have been provided for, and for the purposes of such subrogation, no payment or distribution received by the holders of Senior Claims of cash, securities or other property to which the holders of the RTOC Indebtedness would have been entitled except for these subordination provisions shall, as between TRS and its creditors other than the holders of Senior Claims, on the one hand, and the holders of the RTOC Indebtedness, on the other, be deemed to be a payment or distribution by TRS to or on account of the Senior Claims.

Annex A

Subordination Provisions

(i) Subordination in the Event of Acceleration. In the event that any RTOC Indebtedness shall be declared due and payable as the result of the occurrence of any one or more defaults in respect thereof, under circumstances when the terms of section (c) are not applicable, no payment shall be made in respect of such RTOC Indebtedness unless and until all Senior Claims shall have been paid in full or such payment shall have been provided for or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived or shall have ceased to exist.

(j) Limitation on Actions. RTOC and each subsequent holder of any RTOC Indebtedness (or any instruments evidencing the same) by acceptance thereof agrees and undertakes, to the fullest extent permitted by applicable law, that:

(i) Such holder will not take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold) any assets of TRS, whether as a result of any administrative, legal or equitable action, or otherwise, in violation of the provisions of these subordination provisions.

(ii) Without the prior written consent of the holders of a majority in amount of the Senior Claims, such holder will not commence, prosecute or participate in (A) any administrative, legal or equitable action against TRS relating to any RTOC Indebtedness including, without limitation, any Proceeding, (B) any other administrative, legal or equitable action relating to any RTOC Indebtedness or (C) any action to enforce or collect any judgment obtained in respect of, or to enforce or exercise remedies arising under or pursuant to any lien or other security interest securing, any RTOC Indebtedness.

(iii) If such holder, in violation of the provisions herein set forth, shall commence, prosecute or participate in any suit, action, case or Proceeding against TRS, TRS may interpose as a defense or plea the provisions set forth herein, and any holder of any Senior Claim may intervene and interpose such defense or plea in its own name or in the name of TRS, and shall, in any event, be entitled to restrain the enforcement of the payment provisions of the RTOC Indebtedness in its own name or in the name of TRS, as the case may be, in the same suit, action, case or Proceeding or in any independent suit, action, case or Proceeding.

Annex A

Subordination Provisions